CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement No. 333-91035 on Form S-2 of Belmont Bancorp. of our report dated March 2, 2000, except for Notes 2, 3, 20 and 24 which date is April 13, 2000, on the consolidated financial statements of Belmont Bancorp. as of December 31, 1999 and for the year then ended; which report is included in the Annual Report on Form 10-K of Belmont Bancorp. for the year ended December 31, 1999.


                                                   Crowe, Chizek and Company LLP

Columbus, Ohio
April 19, 2000

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